SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) January 28, 2008
VERAMARK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3750 Monroe Avenue, Pittsford, New York 14534
(Address of Principal Executive Offices including zip code)
(585) 381-6000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
On January 28, 2008, the Board of Directors of Registrant approved an annual stipend of $10,000, payable $2,500 quarterly to Andrew W. Moylan, for his service as non-executive Chairman of the Board of Directors. This stipend is in addition to the annual fee of the same amount paid to all non-employee directors of the Board and is payable on the same schedule. Fees and expenses for all members of the Board, including the Chairman of the Board as a member of the Board of Directors, for attendance at board and committee meetings continue as previously approved by the Board of Directors.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2008	Veramark Technologies, Inc. (Registrant)
By /s/ Ronald C. Lundy
Ronald C. Lundy
Vice President Finance and CFO